Exhibit 99

OFG Bancorp Reports 1Q16 Results

SAN JUAN, Puerto Rico, April 22, 2016 – OFG Bancorp (NYSE: OFG) today reported results for the first quarter ended March 31, 2016.

1Q16 Highlights

•      Net income available to shareholders amounted to $10.7 million, or $0.24 per share fully diluted. This compares to a loss of $4.4 million, or ($0.10) per share, in the preceding quarter, and a loss of $6.5 million, or ($0.14) per share, in the same quarter a year ago.

•      Oriental Bank’s retail franchise continued to grow. New loan generation at $226 million, with commercial lending leading the way, remained at high levels. Total customers increased in excess of a 4.0% annualized rate from December 31, 2015.

•      Credit quality continued to improve. Net charge-offs of loans (excluding acquired loans) declined to 1.30% from 1.67% in 4Q15. The provision for loan losses fell 18.6% from 4Q15’s adjusted amount (see Table 1). Early and total delinquency rates declined below both the previous and year-ago quarters.

•      Puerto Rico investment securities balance fell 62.2% to $6.7 million, reflecting the sale of $12.8 million (average yield of 6.60%) in securities of the Puerto Rico Industrial Development Company (PRIDCO) and the Puerto Rico Public Buildings Authority (PBA).

•      Net Interest Margin (NIM) expanded to 4.67%, reflecting better yields on interest earning assets.

•      Tangible book value per common share increased to $14.68 from $14.53, and tangible common equity (TCE) ratio increased to 9.50% from 9.10%.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, commented:

“We are pleased with our first quarter results. This is particularly so after a tough 2015 in which we had to deal with the termination of our commercial share loss agreement with the FDIC and other de-risking actions.

“During the quarter, Oriental Bank originated $226 million in new loans, while maintaining our traditional discipline in credit and pricing standards. In addition, we continued to introduce innovative features for our retail clients, such as Cardless Cash mobile phone ATM access—another first for Oriental Bank in Puerto Rico.

“The bank capitalized on market conditions to partially unwind a high-rate repurchase agreement, and to sell our PRIDCO and PBA securities and certain of our mortgage-backed securities (MBS). The aggregate gains and losses had no impact on the 1Q16 income statement, but will help to improve NIM going forward.

“Of note was our reduced credit costs and operating expenses. The active management of retail credit has improved results with lower charge-off levels and provisions, and steady enhancement in our credit metrics. We continue to closely monitor these trends given the uncertainty regarding Puerto Rico’s fiscal situation.

“Last year’s rightsizing efforts are evident in our reported non-interest expenses. The efficiency ratio improved from the previous quarter to 59.56%, the lowest since 1Q15, and is approaching our high 50s% target.”

1Q16 Income Statement Highlights

The following compares GAAP Results for the first quarter 2016 to GAAP and Non-GAAP Adjusted Results the fourth quarter 2015. There are no Non-GAAP Adjustments in 1Q16.

Table 1
Quarter ended	December 31, 2015			March 31, 2016

	Actual Results	Quarter Specific	Adjusted Results	Actual Results
(Dollars in thousands) (unaudited)	(US GAAP)	Items(1)	(Non-GAAP)	(US GAAP)(2)

Interest income	$92,907	$-	$92,907	$91,306
Interest expense	(17,285)	-	(17,285)	(16,331)
Net interest income	75,622	-	75,622	74,975
Provision for loan and lease losses, excluding acquired loans	(45,012)	(30,345)	(14,667)	(10,660)
Provision for acquired BBVAPR loan and lease losses	(7,332)	(4,900)	(2,432)	(2,324)
(Recapture) provision for acquired Eurobank loan and lease losses	154	-	154	(805)
Total provision for loan and lease losses, net	(52,190)	(35,245)	(16,945)	(13,789)
Net interest income after provision for loan and leases losess	23,432	(35,245)	58,677	61,186
Banking and wealth management revenues	19,349	-	19,349	17,125
Other-than-temporary impairment losses on investment securities	(1,244)	(1,244)	-	-
FDIC shared-loss expense, net	(4,400)	(1,589)	(2,811)	(4,029)
Other (losses) gains, net	565	-	565	407
Total non-interest income	14,270	(2,833)	17,103	13,503
Compensation and employee benefits	(18,717)	-	(18,717)	(20,284)
Rent and occupancy costs	(8,111)	-	(8,111)	(7,822)
General and administrative expenses	(31,714)	(1,462)	(30,252)	(26,751)
Total non-interest expense	(58,542)	(1,462)	(57,080)	(54,857)
Income before taxes	(20,840)	(39,540)	18,700	19,832
Income tax expense (benefit)	(19,863)		6,171	5,661
Net income	(977)		12,529	14,171
Preferred stock dividends	(3,466)		(3,466)	(3,465)
Net income (loss) available to common shareholders	(4,443)		$9,064	10,706

Earnings (loss) per common share - basic	$(0.10)		$0.21	$0.24
Earnings (loss) per common share - diluted	$(0.10)		$0.21	$0.24

(1)      ($30.4) million provision related to the PREPA line, ($4.9) million impairment during the annual recasting of a BBVA PR loan pool, ($1.5) million in legal fees related to PREPA’s restructuring, ($1.6) million in a final settlement with the FDIC related to the expiration of the commercial loss sharing agreement, ($1.2) million in OTTI, and a $19.9 million tax benefit.

(2)    1Q16 Other Gains (Losses) included the effect of the following transactions: (i) $16.1 million gain on the sale of $272.1 million (average yield of 3.00%) of MBS; (ii) $12.0 million cost of unwinding $268.0 million (average rate of 4.78%) in repurchase agreements; and (iii) loss of $4.1 million on the sale of $12.8 million (average yield of 6.60%) of PRIDCO and PBA securities. The aggregate gains and losses had no impact on the 1Q16 income statement.

Adjusted for the above-listed factors:

•      Interest Income declined $1.6 million to $91.3 million. This was due to lower balances in BBVA PR acquired loans and in the investment securities portfolio, partially offset by higher interest income from a greater volume of originated loans, higher yields on cash equivalents due to higher market rates, and higher yields on some BBVA PR loans due to better cash flows experienced in recent quarters.

•      Interest Expense declined $1.0 million to $16.3 million. This reflected the previously mentioned unwinding of repurchase agreements, partially offset by higher balances and costs for brokered CDs.

•      Total Provision for Loan and Lease Losses declined $3.2 million on an adjusted basis to $13.8 million. This was primarily due to lower net charge-off levels.

•      Net Interest Margin increased to 4.67% from 4.55% reflecting the reasons mentioned above.

•      Total Banking and Wealth Management Revenues declined $2.2 million on an adjusted basis to $17.1 million. Client trading volumes in our broker-dealer continued to fall due to the uncertainty in the Puerto Rico market.

•      FDIC Shared-Loss Expense, Net increase of $1.2 million on an adjusted basis to reflect prior valuation changes in the covered mortgage portfolio.

•      Total Non-Interest Expenses declined $2.2 million on an adjusted basis to $54.9 million. This was primarily due to lower general and administrative expenses, partially offset by investments in customer technology.

•      Effective Income Tax Rate was forecasted at approximately 29% for the near-term, including this quarter.

March 31, 2016 Balance Sheet Highlights

The following compares data as of March 31, 2016 to December 31, 2015 unless otherwise noted.

•      Total loans declined to $4.36 billion from $4.43 billion, as originated loans partially offset outflows in acquired loans.

•      Total investments declined to $1.33 billion from $1.62 billion due to the previously mentioned sale of MBS and prepayments of mortgage-backed securities.

•      Puerto Rico central government and public corporation loan balances fell 6.5% to $198.2 million. Loans to Puerto Rico municipalities remained nearly level at $203.6 million. As previously mentioned, Puerto Rico investment securities balances came down 62.2% to $6.7 million.

•      Total deposits increased to $4.78 billion from $4.72 billion due to higher demand deposits partially offset by lower short-term brokered balances.

•      Total borrowings declined to $1.1 billion from $1.37 billion due to the previously mentioned unwinding of a repurchase agreement.

•      Total stockholders’ equity increased to $903.8 million from $897.1 million, reflecting an increase in retained earnings, partially offset by a decline in accumulated other comprehensive income, net.

Credit Quality Highlights

The following compares data for the first quarter 2016 to the fourth quarter 2015 unless otherwise noted.

•      Net charge-off (NCO) rate at 1.30% fell 37 basis points, chiefly due to a large decline in the commercial lending category as compared to 4Q15 when commercial lending NCOs increased due to one loan.

•      Early delinquency rate continued to fall to 3.51%, its lowest level in the last five quarters, due to measures taken to proactively manage the effects of the economic environment.

•      Non-performing loan rate at 9.58% declined 16 basis points with our favorable experience in commercial, auto and mortgage lending offsetting a small increase from consumer lending.

•      Allowance for loan and lease losses increased $0.6 million to $113.2 million. Coverage of loans (excluding acquired loans) increased to 3.63% from 3.62%.

Capital Position

The following compares data for the first quarter 2016 to the fourth quarter 2015.

Regulatory capital ratios continued to be significantly above requirements for a well-capitalized institution.

•      Tangible common equity to total tangible assets at 9.50% increased 40 basis points.

•      Common Equity Tier 1 Capital Ratio (using Basel III methodology) increased to 12.33% from 12.15%.

•      Total risk-based capital ratio increased to 17.67% from 17.30%.

Conference Call

A conference call to discuss OFG’s results for the first quarter 2016, outlook and related matters will be held today, Friday, April 22, at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com.  A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the first quarter ended March 31, 2016, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2015, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 52nd year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations.  Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 48 financial centers. Investor information can be found at www.ofgbancorp.com.

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Contacts

Puerto Rico: Alexandra López (allopez@orientalbank.com) at (787) 522-6970

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our March 31, 2016 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	7-8
Table 7:	Allowance for Loan and Lease Losses	9
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	10
Table 9:	Reconciliation of Non-GAAP Measures and Calculation of Regulatory
	Capital Measures	11-12
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-9)	13
OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2016	2015	2015	2015	2015
(Dollars in thousands, except per share data) (unaudited)		Q1	Q4	Q3	Q2	Q1
Earnings
Net interest income		$74,975	$75,622	$89,823	$82,292	$89,635
Non-interest income, net (core)	(2)	17,125	19,349	18,703	19,359	19,223
Non-interest expense		54,857	58,542	69,090	64,437	56,332
Pre-provision net revenues		37,243	36,429	39,436	37,214	52,526
Provision for loan and lease losses	(3)(32)	13,789	52,190	51,579	15,539	42,193
FDIC shared-loss expense, net	(31)	4,029	4,400	2,079	23,245	13,084
Net income (loss) before income taxes		19,832	(20,840)	5,131	(2,340)	(2,009)
Income tax expense (benefit)		5,661	(19,863)	562	770	979
Net income (loss)		$14,171	$(976)	$4,569	$(3,109)	$(2,988)
Common Share Statistics
Earnings (loss) per common share - basic	(4)	$0.24	$(0.10)	$0.03	$(0.15)	$(0.14)
Earnings (loss) per common share - diluted	(5)	$0.24	$(0.10)	$0.03	$(0.15)	$(0.14)
Average common shares outstanding		43,898	43,868	43,929	44,505	44,634
Average common shares outstanding and equivalents		51,064	51,069	51,146	51,774	51,977
Cash dividends per common share	(6)	$0.06	$0.06	$0.10	$0.10	$0.10
Book value per common share (period end)		$16.80	$16.67	$16.91	$16.81	$17.25
Tangible book value per common share (period end)	(7)	$14.68	$14.53	$14.76	$14.67	$15.12
Balance Sheet (Average Balances)
Loans	(8)	$4,484,410	$4,552,234	$4,654,135	$4,748,145	$4,794,433
Interest-earning assets		6,437,255	6,600,614	6,740,932	6,708,519	6,703,287
Total assets		6,990,150	7,160,328	7,326,901	7,329,899	7,376,738
Interest-bearing deposits		3,956,790	3,931,009	3,932,735	3,986,700	4,167,592
Borrowings		1,239,672	1,394,171	1,572,400	1,466,103	1,378,344
Stockholders' equity		899,858	905,646	912,598	929,867	948,302
Common stockholders' equity		733,988	739,776	746,728	763,997	782,432
Performance Metrics
Net interest margin	(9)	4.67%	4.55%	5.29%	4.92%	5.42%
Return on average assets	(10)	0.81%	-0.05%	0.25%	-0.17%	-0.16%
Return on average tangible common stockholders' equity	(11)	6.69%	-2.75%	0.68%	-3.93%	-3.76%
Efficiency ratio	(12)	59.56%	61.64%	63.66%	63.39%	51.75%
Full-time equivalent employees, period end		1,467	1,466	1,491	1,507	1,510
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses	(3)	$113,238	$112,626	$80,351	$78,989	$76,759
Allowance as a % of loans held for investment		3.63%	3.62%	2.65%	2.67%	2.64%
Net charge-offs		$10,048	$12,737	$9,097	$7,723	$8,592
Net charge-off rate	(13)	1.30%	1.67%	1.23%	1.06%	1.21%
Early delinquency rate (30 - 89 days past due)		3.51%	3.70%	3.77%	4.84%	4.67%
Total delinquency rate (30 days and over)		6.72%	6.94%	7.06%	7.72%	8.60%
Capital Ratios	(14)
Leverage ratio		11.38%	11.18%	10.93%	11.05%	11.23%
Common equity Tier 1 capital ratio		12.33%	12.14%	12.03%	12.26%	12.63%
Tier 1 risk-based capital ratio		16.36%	15.99%	15.64%	15.85%	16.14%
Total risk-based capital ratio		17.67%	17.29%	16.93%	17.41%	17.69%
Tangible common equity ("TCE") ratio		9.50%	9.10%	9.11%	8.91%	9.29%

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OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data) (unaudited)		2016	2015	2015	2015	2015
Interest income:
Loans	(1)(17)
Non-acquired loans		$47,915	$47,261	$46,036	$44,238	$46,285
Acquired BBVAPR loans		25,676	26,976	35,214	33,508	35,694
Acquired Eurobank loans		7,561	8,134	16,014	12,758	15,504
Total interest income from loans		81,152	82,371	97,264	90,504	97,483
Investment securities		10,154	10,536	9,983	8,909	9,518
Total interest income		91,306	92,907	107,247	99,413	107,001
Interest expense:
Deposits
Core deposits		5,136	5,237	5,440	5,519	5,938
Brokered deposits		1,988	1,438	1,211	1,085	1,166
Total deposits		7,124	6,675	6,651	6,604	7,104
Borrowings		9,207	10,610	10,773	10,517	10,262
Total interest expense		16,331	17,285	17,424	17,121	17,366
Net interest income		74,975	75,622	89,823	82,292	89,635
Provision for loan and lease losses, excluding acquired loans	(1)(3)	10,660	45,012	10,459	9,952	33,913
Provision for acquired BBVAPR loan and lease losses	(1)	2,324	7,332	7,630	5,692	3,471
Provision (recapture) for acquired Eurobank loan and lease losses	(1)(32)	805	(154)	33,490	(105)	4,809
Total provision for loan and lease losses, net		13,789	52,190	51,579	15,539	42,193
Net interest income after provision for loan and lease losses		61,186	23,432	38,244	66,753	47,442
Non-interest income:
Banking service revenues		10,118	10,223	10,826	10,212	10,205
Wealth management revenues		6,152	7,715	6,885	7,285	7,155
Mortgage banking activities		855	1,411	992	1,862	1,863
Total banking and wealth management revenues		17,125	19,349	18,703	19,359	19,223
FDIC shared-loss expense, net	(18)(31)	(4,029)	(4,400)	(2,079)	(23,245)	(13,084)
Other-than-temporary impairment losses on investment securities		-	(1,244)	(246)	-	-
Reimbursement from FDIC shared-loss coverage in sale of loans	(32)	-	-	20,000	-	-
Other gains (losses), net	(22)	407	565	(401)	(770)	742
Total non-interest income (loss), net		13,503	14,270	35,977	(4,656)	6,881
Non-interest expense:
Compensation and employee benefits		20,284	18,716	20,098	19,260	20,180
Rent and occupancy costs		7,822	8,111	8,556	8,883	8,636
Net loss on sale of foreclosed real estate and other repossessed assets	(32)	1,930	4,197	14,172	8,339	3,838
General and administrative expenses		22,566	25,512	21,537	24,904	21,454
Total operating expenses		52,602	56,536	64,363	61,386	54,108
Credit related expenses		2,255	2,006	3,810	3,051	2,224
Other non-recurring expenses	(15)	-	-	917	-	-
Total non-interest expense		54,857	58,542	69,090	64,437	56,332
Income (loss) before income taxes		19,832	(20,840)	5,131	(2,340)	(2,009)
Income tax expense (benefit)	(33)	5,661	(19,864)	562	769	979
Net income (loss)		14,171	(976)	4,569	(3,109)	(2,988)
Less: dividends on preferred stock
Convertible preferred stock		(1,838)	(1,837)	(1,838)	(1,837)	(1,838)
Other preferred stock		(1,627)	(1,629)	(1,627)	(1,629)	(1,627)
Net income (loss) available to common shareholders		$10,706	$(4,442)	$1,104	$(6,575)	$(6,453)

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OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
		March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands) (unaudited)		2016	2015	2015	2015	2015
Cash and cash equivalents		$681,198	$540,058	$530,545	$559,621	$694,308
Investments:
Trading securities		314	288	583	786	964
Investment securities available-for-sale, at fair value, with amortized cost of $653,673
(December 31, 2015 - $955,646; September 30, 2015 - $982,754; June 30, 2015 - $1,023,573;
March 31, 2015 - $1,092,040)
Mortgage-backed securities	(22)	656,137	953,213	985,554	1,020,493	1,099,814
Other investment securities	(22)	13,148	21,396	22,151	23,826	25,888
Total investment securities available-for-sale		669,285	974,609	1,007,705	1,044,319	1,125,702
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $641,346
(December 31, 2015 - $614,679; September 30, 2015 - $595,148; June 30, 2015 - $547,776;
March 31, 2015 - $175,856)		637,036	620,189	594,639	550,553	172,847
Federal Home Loan Bank (FHLB) stock, at cost		20,761	20,783	20,804	20,826	21,148
Other investments		3	3	3	3	3
Total investments		1,327,399	1,615,872	1,623,734	1,616,487	1,320,664
Loans, net	(17)(32)	4,360,129	4,434,213	4,468,676	4,639,467	4,724,579
Other assets:
FDIC shared-loss indemnification asset	(31)	20,923	22,599	22,895	22,704	75,221
Derivative assets		2,662	3,025	3,290	4,376	6,211
Prepaid expenses		10,363	11,762	14,151	16,492	11,264
Deferred tax asset, net		145,518	145,901	143,935	138,406	121,930
Foreclosed real estate and repossessed properties	(32)	61,145	64,088	73,063	95,994	113,863
Premises and equipment, net		73,975	74,590	75,346	76,486	78,745
Goodwill		86,069	86,069	86,069	86,069	86,069
Accounts receivable and other assets	(16)(32)	105,191	100,972	162,118	142,223	131,302
Total assets		$6,874,572	$7,099,149	$7,203,822	$7,398,325	$7,364,156

Deposits:
Demand deposits		$2,018,346	1,862,572	1,906,658	1,938,772	2,027,184
Savings accounts		1,110,469	1,107,618	1,217,098	1,250,460	1,336,209
Time deposits		962,773	964,588	941,821	956,829	965,196
Brokered deposits		688,105	782,973	653,126	605,361	567,122
Total deposits		4,779,693	4,717,751	4,718,703	4,751,422	4,895,711
Borrowings:
Securities sold under agreements to repurchase	(22)	636,172	934,691	1,000,664	1,161,136	927,168
Advances from FHLB and other borrowings		333,736	334,210	334,670	335,481	335,597
Subordinated capital notes		102,808	102,633	102,371	102,109	101,846
Total borrowings		1,072,716	1,371,534	1,437,705	1,598,726	1,364,611
Other liabilities:
Derivative liabilities		6,220	6,162	8,622	8,739	11,113
Acceptances outstanding		19,381	14,582	19,083	16,040	21,848
Accrued expenses and other liabilities		92,761	92,043	111,821	111,799	134,494
Total liabilities		5,970,771	6,202,072	6,295,934	6,486,726	6,427,777
Stockholders' equity:
Preferred stock		176,000	176,000	176,000	176,000	176,000
Common stock		52,626	52,626	52,626	52,626	52,626
Additional paid-in capital		540,371	540,512	540,088	539,669	539,222
Legal surplus		71,865	70,435	70,423	69,934	70,097
Retained earnings		155,529	148,886	155,974	159,737	170,605
Treasury stock, at cost	(19)	(104,874)	(105,379)	(105,379)	(100,668)	(96,495)
Accumulated other comprehensive income, net		12,284	13,997	18,156	14,301	24,324
Total stockholders' equity		903,801	897,077	907,888	911,599	936,379
Total liabilities and stockholders' equity		$6,874,572	$7,099,149	$7,203,822	$7,398,325	$7,364,156

4

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production	(17)

		March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands) (unaudited)		2016	2015	2015	2015	2015
Non-acquired loans held for investment:
Mortgage		$751,819	$757,828	$762,636	$757,187	$789,545
Commercial		1,425,385	1,441,649	1,389,353	1,363,851	1,324,904
Consumer		252,327	242,950	227,756	212,629	193,658
Auto		687,159	669,163	647,544	623,198	601,963
		3,116,690	3,111,590	3,027,289	2,956,865	2,910,070
Less: Allowance for loan and lease losses		(113,238)	(112,626)	(80,351)	(78,989)	(76,759)
		3,003,452	2,998,964	2,946,938	2,877,876	2,833,311
Deferred loan costs, net		4,350	4,203	4,571	3,877	4,433
Total non-acquired loans held for investment, net		3,007,802	3,003,167	2,951,509	2,881,753	2,837,744

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		6,558	7,457	7,736	8,448	9,506
Consumer		36,346	38,385	39,774	41,505	42,922
Auto		91,406	106,911	124,120	142,570	162,194
		134,310	152,753	171,630	192,523	214,622
Less: Allowance for loan and lease losses		(4,993)	(5,542)	(5,473)	(5,529)	(5,450)
		129,317	147,211	166,157	186,994	209,172

Accounted for under ASC 310-30
Mortgage		600,901	608,294	617,268	631,807	645,918
Commercial		345,789	375,491	395,637	499,710	519,809
Consumer		9,345	11,843	15,072	18,869	23,841
Auto		134,669	153,592	173,979	195,891	220,990
		1,090,704	1,149,220	1,201,956	1,346,277	1,410,558
Less: Allowance for loan and lease losses		(27,747)	(25,785)	(19,986)	(18,359)	(14,166)
		1,062,957	1,123,435	1,181,970	1,327,918	1,396,392
Total Acquired BBVAPR loans, net		1,192,274	1,270,646	1,348,127	1,514,912	1,605,564

Eurobank
Accounted for under ASC 310-30
Mortgage		91,113	92,273	92,757	102,499	100,677
Commercial		142,298	142,377	144,704	187,692	223,734
Consumer		1,770	2,314	2,708	3,295	4,047
		235,181	236,964	240,169	293,486	328,458
Less: Allowance for loan and lease losses		(92,293)	(90,178)	(90,332)	(71,452)	(70,651)
Total Acquired Eurobank loans, net		142,888	146,786	149,837	222,034	257,807
Total acquired loans, net	(32)	1,335,162	1,417,432	1,497,964	1,736,946	1,863,371
Total loans held for investment		4,342,964	4,420,599	4,449,473	4,618,699	4,701,115
Mortgage loans held for sale		17,165	13,614	19,203	20,768	23,464
Total loans, net		$4,360,129	$4,434,213	$4,468,676	$4,639,467	$4,724,579

		2016	2015	2015	2015	2015
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Quarterly loan production	(20)
Mortgage		$48,321	$55,450	$65,248	$64,826	$61,717
Commercial		79,272	75,775	83,243	120,500	85,664
Consumer		34,275	37,919	36,756	39,837	26,161
Auto and Leasing		64,285	67,633	65,743	61,545	65,907
Total		$226,153	$236,777	$250,990	$286,708	$239,449

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2016 Q1			2015 Q4			2015 Q3			2015 Q2			2015 Q1
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$502,718	$646	0.52%	$438,981	$327	0.30%	$482,959	$308	0.25%	$483,507	$322	0.27%	$564,237	$323	0.23%
Investment securities	1,450,127	9,508	2.63%	1,609,399	10,209	2.52%	1,603,838	9,674	2.39%	1,476,867	8,587	2.33%	1,344,617	9,195	2.77%
Loans
Non-acquired loans	3,100,157	47,915	6.20%	3,043,109	47,261	6.16%	2,959,961	46,036	6.17%	2,927,347	44,239	6.06%	2,832,658	46,284	6.63%
Acquired BBVAPR loans	1,240,252	25,676	8.30%	1,361,173	26,976	7.86%	1,499,399	35,215	9.32%	1,585,422	33,507	8.48%	1,687,044	35,695	8.58%
Acquired Eurobank loans	144,001	7,561	21.06%	147,952	8,134	21.81%	194,775	16,014	32.62%	235,376	12,758	21.74%	274,731	15,504	22.89%
Total loans	4,484,410	81,152	7.26%	4,552,234	82,371	7.18%	4,654,135	97,265	8.29%	4,748,145	90,504	7.65%	4,794,433	97,483	8.25%
Total interest-earning assets	$6,437,255	$91,306	5.69%	$6,600,614	$92,907	5.58%	$6,740,932	$107,247	6.31%	$6,708,519	$99,413	5.94%	$6,703,287	$107,001	6.47%

Interest bearing liabilities:
Deposits
NOW accounts	$1,152,055	$1,081	0.38%	$1,138,928	$1,063	0.37%	$1,110,804	$1,034	0.37%	$1,144,931	$1,073	0.38%	$1,260,952	$1,281	0.41%
Savings accounts	1,115,552	1,398	0.50%	1,180,220	1,516	0.51%	1,234,772	1,592	0.51%	1,300,001	1,662	0.51%	1,314,360	1,734	0.54%
Time deposits	954,857	2,495	1.05%	938,291	2,456	1.04%	939,076	2,613	1.10%	969,818	2,624	1.09%	990,091	2,976	1.22%
Brokered deposits	734,326	1,988	1.09%	673,570	1,438	0.85%	648,083	1,211	0.74%	571,950	1,085	0.76%	602,189	1,166	0.79%
	3,956,790	6,962	0.71%	3,931,009	6,473	0.65%	3,932,735	6,450	0.65%	3,986,700	6,444	0.65%	4,167,592	7,157	0.70%
Non-interest bearing deposit accounts	774,950	-	-	781,064	-	-	772,064	-	-	773,479	-	-	750,640	-	-%
Fair value premium amortization and core deposit intangible amortization	-	162	-	-	202	-	-	201	-	-	160	-	-	(53)	-
Total deposits	4,731,740	7,124	0.60%	4,712,073	6,675	0.56%	4,704,799	6,651	0.56%	4,760,179	6,604	0.56%	4,918,232	7,104	0.59%
Borrowings
Securities sold under agreements to repurchase	799,613	6,099	3.06%	957,680	7,404	3.07%	1,132,373	7,605	2.66%	1,020,077	7,394	2.91%	939,377	7,164	3.09%
Advances from FHLB and other borrowings	337,364	2,240	2.66%	334,029	2,306	2.74%	337,829	2,283	2.68%	344,088	2,248	2.62%	337,292	2,235	2.69%
Subordinated capital notes	102,695	868	3.39%	102,462	900	3.48%	102,198	885	3.44%	101,938	875	3.44%	101,675	863	3.44%
Total borrowings	1,239,672	9,207	2.98%	1,394,171	10,610	3.02%	1,572,400	10,773	2.72%	1,466,103	10,517	2.88%	1,378,344	10,262	3.02%
Total interest-bearing liabilities	$5,971,412	$16,331	1.10%	$6,106,244	$17,285	1.12%	$6,277,199	$17,424	1.10%	$6,226,282	$17,121	1.10%	$6,296,576	$17,366	1.12%
Interest rate spread		$74,975	4.59%		$75,622	4.46%		$89,823	5.21%		$82,292	4.84%		$89,635	5.35%
Net interest margin			4.67%			4.55%			5.29%			4.92%			5.42%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$683			$354			$6,106			$941			$1,364
Acquired Eurobank loans		1,326			2,397			6,991			2,635			2,042
		$2,009			$2,751			$13,097			$3,576			$3,406
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,437,255	$89,297	5.56%	$6,600,614	$90,156	5.42%	$6,740,932	$94,150	5.54%	$6,708,519	$95,837	5.73%	$6,703,287	$103,595	6.27%
Interest rate spread		$72,966	4.46%		$72,871	4.30%		$76,726	4.44%		$78,716	4.63%		$86,229	5.15%
Net interest margin			4.55%			4.38%			4.52%			4.71%			5.22%

6

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2016	2015	2015	2015	2015
(Dollars in thousands) (unaudited)	Q1	Q4	Q3	Q2	Q1
Net Charge-offs
Mortgage:
Charge-offs	$1,662	$1,568	$1,058	$1,356	$1,414
Recoveries	(145)	(53)	(270)	(67)	-
Total mortgage	1,517	1,515	788	1,289	1,414
Commercial:
Charge-offs	1,011	3,229	828	497	992
Recoveries	(88)	(60)	(63)	(219)	(89)
Total commercial	923	3,169	765	278	903
Consumer:
Charge-offs	2,327	2,227	2,471	2,309	1,676
Recoveries	(102)	(142)	(186)	(390)	(153)
Total consumer	2,225	2,085	2,285	1,919	1,523
Auto and Leasing:
Charge-offs	8,362	9,068	8,510	7,662	8,136
Recoveries	(2,979)	(3,100)	(3,251)	(3,425)	(3,384)
Total auto and leasing	5,383	5,968	5,259	4,237	4,752
Total	$10,048	$12,737	$9,097	$7,723	$8,592
Net Charge-off Rates
Mortgage	0.80%	0.80%	0.42%	0.66%	0.72%
Commercial	0.26%	0.91%	0.23%	0.08%	0.28%
Consumer	3.80%	3.68%	4.33%	3.99%	3.36%
Auto and Leasing	3.15%	3.59%	3.28%	2.74%	3.20%
Total	1.30%	1.67%	1.23%	1.06%	1.21%
Average Loans Held For Investment
Mortgage	$756,291	$756,530	$758,689	$782,753	$787,330
Commercial	1,425,332	1,394,597	1,349,511	1,333,276	1,269,104
Consumer	234,499	226,783	210,933	192,572	181,464
Auto and Leasing	684,035	665,199	640,828	618,746	594,760
Total	$3,100,157	$3,043,109	$2,959,961	$2,927,347	$2,832,658

7
OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2016	2015		2015	2015	2015
(Dollars in thousands) (unaudited)		Q1	Q4		Q3	Q2	Q1
Early Delinquency (30 - 89 days past due)
Mortgage		$31,627	$36,092	*	$37,377	$68,515	$63,060
Commercial		2,353	4,461		1,678	5,532	4,453
Consumer		4,341	4,128		3,585	3,089	3,957
Auto and Leasing		71,004	70,464		71,627	66,044	64,287
Total		$109,325	$115,145		$114,267	$143,180	$135,757
Early Delinquency Rates (30 - 89 days past due)
Mortgage		4.21%	4.76%		4.90%	9.05%	7.99%
Commercial		0.17%	0.31%		0.12%	0.41%	0.34%
Consumer		1.72%	1.70%		1.57%	1.45%	2.04%
Auto and Leasing		10.33%	10.53%		11.06%	10.60%	10.68%
Total		3.51%	3.70%		3.77%	4.84%	4.67%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$97,424	$102,988		$104,355	$127,609	$122,597
GNMA's buy-back option program	(30)	7,684	7,945		6,993	6,961	37,458
Total mortgage		105,108	110,933		111,348	134,570	160,055
Commercial		19,686	21,138		17,014	16,062	13,518
Consumer		5,934	5,171		4,832	4,244	5,207
Auto and Leasing		78,746	78,757		80,613	73,464	71,482
Total		$209,474	$215,999		$213,807	$228,340	$250,262
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		12.96%	13.59%		13.68%	16.85%	15.53%
GNMA's buy-back option program	(30)	1.02%	1.05%		0.92%	0.92%	4.74%
Total mortgage		13.98%	14.64%		14.60%	17.77%	20.27%
Commercial		1.38%	1.47%		1.22%	1.18%	1.02%
Consumer		2.35%	2.13%		2.12%	2.00%	2.69%
Auto and Leasing		11.46%	11.77%		12.45%	11.79%	11.87%
Total		6.72%	6.94%		7.06%	7.72%	8.60%
Nonperforming Assets	(21)
Mortgage		$76,218	$77,875		$78,148	$74,528	$76,662
Commercial		212,345	215,281		222,072	224,014	222,820
Consumer		2,039	1,631		2,004	1,512	1,605
Auto and Leasing		7,873	8,418		10,076	8,587	8,482
Total nonperforming loans		298,475	303,205		312,300	308,641	309,569
Foreclosed real estate		10,502	9,772		10,517	9,956	10,697
Other repossessed assets		2,796	3,845		5,134	8,624	10,332
Total nonperforming assets		$311,773	$316,822		$327,951	$327,221	$330,598
Nonperforming Loan Rates
Mortgage		10.14%	10.28%		10.25%	9.84%	9.71%
Commercial		14.90%	14.93%		15.98%	16.43%	16.82%
Consumer		0.81%	0.67%		0.88%	0.71%	0.83%
Auto and Leasing		1.15%	1.26%		1.56%	1.38%	1.41%
Total loans		9.58%	9.74%		10.32%	10.44%	10.64%

* During Q3 2015, the Company changed its early delinquency reporting on mortgage loans from one scheduled payment due to two scheduled payments due in order to comply with regulatory reporting instructions and be comparable with local peers. Troubled debt restructured loans remain using one scheduled payment due.

8

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended March 31, 2016
				Auto and
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-acquired loans
Balance at beginning of period	$18,352	$64,791	$11,197	$18,261	$25	$112,626
Provision for loan and lease losses	1,949	338	2,442	5,838	93	10,660
Charge-offs	(1,662)	(1,011)	(2,327)	(8,362)	-	(13,362)
Recoveries	145	88	102	2,979	-	3,314
Balance at end of period	$18,784	$64,206	$11,414	$18,716	$118	$113,238
Allowance coverage ratio	2.50%	4.50%	4.52%	2.72%	0.00%	3.63%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$26	$3,429	$2,087	$-	$5,542
(Recapture) provision for loan and lease losses		(28)	545	(221)	-	296
Charge-offs		(7)	(812)	(737)	-	(1,556)
Recoveries		32	81	598	-	711
Balance at end of period		$23	$3,243	$1,727	$-	$4,993

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$1,678	$21,161	$84	$2,862	$-	$25,785
Provision (recapture) for loan and lease losses, net	84	(665)	(84)	2,693	-	2,028
Loan pools fully charged-off	-	(66)	-	-	-	(66)
Balance at end of period	$1,762	$20,430	$-	$5,555	$-	$27,747

Acquired Eurobank loans:
Balance at beginning of period	$32,624	$57,187	$367	$-	$-	$90,178
(Recapture) provision for loan and lease losses, net	(54)	859	-	-	-	805
Loan pools fully charged-off	-	(134)	-	-	-	(134)
FDIC shared-loss portion of provision for covered loan and lease losses, net	1,444	-	-	-	-	1,444
Balance at end of period	$34,014	$57,912	$367	$-	$-	$92,293

Total acquired loans
Balance at beginning of period	$34,302	$78,374	$3,880	$4,949	$-	$121,505
Provision for loan and lease losses	30	166	461	2,472	-	3,129
Charge-offs	-	(7)	(812)	(737)	-	(1,556)
Recoveries	-	32	81	598	-	711
Loan pools fully charged-off	-	(200)	-	-	-	(200)
FDIC shared-loss portion of provision for covered loan and lease losses, net	1,444	-	-	-	-	1,444
Balance at end of period	$35,776	$78,365	$3,610	$7,282	$-	$125,033

9

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended March 31, 2016
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$268,794	$45,411	$19,615	$21,578	$6,290	$361,688
Change in expected cash flows	-	$128	$200	$1	$-	$329
Accretion	(8,307)	(5,839)	(1,869)	(4,211)	(938)	(21,164)
Transfers from (to) non-accretable discount	70	402	(790)	219	(91)	(190)
Balance at end of period	$260,557	$40,102	$17,156	$17,587	$5,261	$340,663

Non-Accretable Discount
Balance at beginning of period	$374,772	$11,781	$6,764	$22,039	$18,834	$434,190
Change in actual and expected cash flows	(4,547)	(663)	(122)	118	(190)	(5,404)
Transfers (to) from accretable yield	(70)	(402)	790	(219)	91	190
Balance at end of period	$370,155	$10,716	$7,432	$21,938	$18,735	$428,976

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$51,954	$26,969	$2,255	$-	$3,213	$84,391
Change in expected cash flows	984	11,093	(23)	-	(2,028)	10,026
Accretion	(2,266)	(4,095)	(15)	-	(1,185)	(7,561)
Transfers from (to) non-accretable discount	115	(765)	20	-	-	(630)
Balance at end of period	$50,787	$33,202	$2,237	$-	$-	$86,226

Non-Accretable Discount
Balance at beginning of period	$12,869	$-	$-	$-	$8,287	$21,156
Change in actual and expected cash flows	(51)	(765)	19	-	(8,287)	(9,084)
Transfers (to) from accretable yield	(115)	765	(19)	-	-	631
Balance at end of period	$12,703	$-	$-	$-	$-	$12,703

10

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include average tangible common equity, tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2016	2015	2015	2015	2015
(Dollars in thousands) (unaudited)	Q1	Q4	Q3	Q2	Q1
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$899,858	$905,646	$912,598	$929,867	$948,302
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$733,988	$739,776	$746,728	$763,997	$782,432
Less: Average intangible assets	(93,759)	(94,217)	(94,697)	(95,168)	(95,616)
Average tangible common equity	$640,229	$645,559	$652,031	$668,829	$686,816
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$903,801	$897,077	$907,888	$911,599	$936,379
Less: Intangible assets	(93,487)	(93,907)	(94,383)	(94,859)	(95,336)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$644,444	$637,300	$647,635	$650,870	$675,173

Common stock outstanding at end of period	43,914	43,868	43,868	44,368	44,665
Tangible book value	$14.68	$14.53	$14.76	$14.67	$15.12
Total Assets to Tangible Assets
Total assets	$6,874,572	$7,099,149	$7,203,822	$7,398,325	$7,364,156
Less: Intangible assets	(93,487)	(93,907)	(94,383)	(94,859)	(95,336)
Tangible assets	$6,781,085	$7,005,242	$7,109,439	$7,303,466	$7,268,820
Non-GAAP TCE Ratio
Tangible common equity	$644,444	$637,300	$647,635	$650,870	$675,173
Tangible assets	6,781,085	7,005,242	7,109,439	7,303,466	7,268,820
TCE ratio	9.50%	9.10%	9.11%	8.91%	9.29%

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OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2016	2015	2015	2015	2015
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Regulatory Capital Metrics
Common equity Tier 1 capital		$585,144	594,482	601,789	611,542	633,297
Tier 1 capital		776,180	782,912	782,561	790,937	809,652
Total risk-based capital	(23)	838,283	846,747	847,267	868,569	887,042
Risk-weighted assets		4,744,449	4,896,539	5,003,285	4,988,754	5,015,090
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(24)	12.33%	12.14%	12.03%	12.26%	12.63%
Tier 1 risk-based capital ratio	(25)	16.36%	15.99%	15.64%	15.85%	16.14%
Total risk-based capital ratio	(26)	17.67%	17.29%	16.93%	17.41%	17.69%
Leverage ratio	(27)	11.38%	11.18%	10.93%	11.05%	11.23%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$903,801	$897,077	$907,888	$911,599	$936,379
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax	(28)	(15,089)	(16,925)	(22,486)	(18,833)	(30,215)
Unrealized losses on cash flow hedges, net of income tax	(28)	2,805	2,927	4,330	4,532	5,891
		725,647	717,209	723,862	731,428	746,185
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(29)	(2,715)	(1,912)	(2,028)	(2,145)	(2,261)
Disallowed deferred tax assets, net	(29)	(51,719)	(34,746)	(33,976)	(31,672)	(24,558)
Common equity Tier 1 capital		585,144	594,482	601,789	611,542	633,297
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Less: Disallowed deferred tax assets, net		(9,834)	(12,440)	(20,098)	(21,475)	(24,515)
Tier 1 capital		776,180	782,912	782,561	790,937	809,652
Plus: Long-term debt qualifying as Tier 2 capital		-	-	-	13,400	13,400
Qualifying allowance for loan and lease losses		62,103	63,835	64,706	64,232	63,990
Tier 2 capital		62,103	63,835	64,706	77,632	77,390
Total risk-based capital		$838,283	$846,747	$847,267	$868,569	$887,042

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OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	Total banking and wealth management revenues.
(3)

During Q1 2015, the Company placed its $200 million participation in a fuel purchase line of credit with the Puerto Rico Electric Power Authority (PREPA) on non-accrual status and recorded a $24.0 million provision for loan and lease losses. During Q4 2015, the Company recorded an additional $29.3 million provision for loan and lease losses related to PREPA. Both were part of the overall quarterly provision for loan and lease losses.

(4)	Calculated based on net income (loss) available to common shareholders divided by average common shares outstanding for the period.
(5)

Calculated based on net income (loss) available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(6)

The Board of directors decreased OFG's regular quarterly dividend per common share to $0.06 per share during Q4 2015.The Board of directors had previously increased OFG's regular quarterly dividend per common share to $0.10 per share during Q4 2014.

(7)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(8)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(9)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(10)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(11)

Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(12)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(13)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(14)	Non-GAAP ratios. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(15)	During Q3 2015, the Company offered a voluntary early retirement program for qualified employees and accumulated additional compensation expenses of $917 thousand related to this program.
(16)

At September 30, 2015, amount includes a $25 million receivable from Q2 2015 loss-share certifications for non-single family residential mortgage loans and a $20 million receivable from the sale of non-performing covered loans during Q3 2015, which were paid by the FDIC in December 2015.

(17)

Covered loans are no longer a material amount. Therefore, during Q3 2015, the Company changed its presentation of loans to include the following loan segments:  "Non-acquired" loans, "Acquired BBVAPR" loans and "Acquired Eurobank" loans.

(18)	During Q4 2015, the FDIC expense includes a charge of $2.2 million for reimbursements to the FDIC for recoveries of loans that were previously covered by the shared-loss agreement.
(19)

During Q2 2015, the Company purchased 303,985 shares under the current stock repurchase program for a total of $4.2 million, at an average price of $13.91 per share. In addition, during Q3 2015, the Company purchased 500,000 shares under the current stock repurchase program for a total of $4.7 million, at an average price of $9.39 per share.

(20)	Production of new loans (excluding renewals).
(21)

Loans accounted for under ASC 310-30 (Loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(22)

During Q1 2016, the Company sold mortgage backed securities amounting to $263.3 million with a gain of $16.1 million and obligations of Puerto Rico government and political subdivisions of $12.8 million with a loss of $4.1 million.  In addition, the Company partially unwound repurchase agreements in the amount of $268 million at a cost of $12 million.

(23)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(24)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(25)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(26)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(27)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(28)	During Q1 2015, the Company decided to elect the opt-out option to continue to exclude AOCI items from regulatory capital calculation.
(29)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 60% for 2016 and 40% for 2015.
(30)

During Q2 2015, the Company sold mortgage servicing rights on $653.5 million of mortgage loans to Scotiabank PR. As a result, the delinquent GNMA's buy-back option program loans and corresponding liability decreased $30.5 million from Q1 2015.

(31)

The FDIC loss share coverage for the commercial loans and other non-single family loans was in effect until June 30, 2015. The FDIC granted an extension of 120 days for the sale of part of this portfolio and agreed to cover up to $20 million with respect to the aggregate loss resulting from this sale. Therefore, the FDIC Indemnification Asset for projected claimable losses on non-single family residential loans loss-share period expired at June 30, 2015.

(32)

On September 28, 2015, the Company sold a portion of covered non-performing commercial loans amounting to $197.1 million unpaid principal balance ($100.0 million carrying amount). The sales price was 18.44% of UPB, or $36.3 million. The FDIC agreed to cover $20.0 million of losses as part of its loss-share agreement with the Company. As a result, a $20.0 million reimbursement was recorded in the statement of operations. The Company also recorded a $32.9 million provision for loan and lease losses for acquired Eurobank loans, which was partially offset by $4.6 million in cost recoveries. Also, as part of this transaction, the Company sold certain non-performing commercial loans and real estate owned from the BBVAPR acquisition amounting to $38.1 million unpaid principal balance ($9.9 million carrying amount). The sales price was $5.2 million. As a result, a $5.2 million provision for loan and lease losses was recorded for BBVAPR acquired loans, which was partially offset by $2.4 million in cost recoveries. In addition, certain real estate owned with a carrying amount of $11.0 million was sold for $1.7 million. At September 30 , 2015, the Company had a $13.0 million receivable related to this sale and a $20.0 million receivable from the FDIC for the shared-loss portion, both balances were received in December 2015.

(33)

During Q4 2015, the Company released $3.1 million of the Company's valuation allowance, increasing the deferred tax benefit for the period. This was the result of a change in entity type of its insurance subsidiary, Oriental Insurance Inc. to a limited liability corporation, now Oriental Insurance LLC. In addition, the deferred tax tax benefit increased $9.0 million as a result of an increase in the allowance for loan and lease losses.

13